Exhibit (j.1.)

Consent of Independent Registered Public Accounting Firm

Consent of Independent Registered Public Accounting Firm

The Board of Directors:

Sit U.S. Government Securities Fund, Inc.

Sit Mutual Funds II, Inc.

We consent to the use of our report dated May 20, 2015 on the financial statements of Sit U.S. Government Securities Fund, Sit Quality Income Fund, Sit Tax-Free Income Fund, and Sit Minnesota Tax-Free Income Fund (each a series of Sit Mutual Funds II, Inc.) as of March 31, 2015, incorporated herein by reference and to the references to our Firm under the headings “Financial Highlights” in the Prospectus and “Custodian; Transfer Agent; Counsel; Accountants” in the Statement of Additional Information of the Registration Statement.

/s/ KPMG LLP

Minneapolis, Minnesota

July 29, 2015

C-10